Exhibit 32.1

AMERICAN BANCORP, INC.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of American Bancorp, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronald J. Lashute, Chief Executive Officer of the Company, certify, pursuant to U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of December 31, 2003 (the last date of the period covered by the Report).

/s/ Ronald J. Lashute

Ronald J. Lashute
Chief Executive Officer

March 24, 2004

Date